UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 16, 2010

HSW International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

One Capital City Plaza, 3350 Peachtree Road, Suite 1600, Atlanta, Georgia 30326
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(404) 364-5823

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

On February 16, 2010, HSW International, Inc. (the “Corporation”) filed a Certificate of Amendment to the Corporation’s Amended and Restated Certificate of Incorporation that effected a reverse stock split of the Corporation’s Common Stock, attached hereto as Exhibit 3.1.1 and incorporated by reference herein.  Effective February 16, 2010, (the “Effective Time”), each share of the Corporation’s Common Stock, par value $0.001 per share, authorized, including those that were issued and outstanding at 5:00 P.M. Eastern time on February 10, 2010 (the “Record Date”), was automatically reclassified as and converted into one-tenth of a share of Common Stock, par value $0.001 per share.

As soon as practicable following the Effective Time, the Corporation will notify its stockholders of record on the Record Date to transmit outstanding share certificates to the Corporation’s exchange agent and registrar (“Exchange Agent”), and the Corporation will cause the Exchange Agent to issue new book entries representing one share of Common Stock for every 10 shares transmitted and held of record on the Record Date.  In settlement of fractional interests that might arise as a result of such combination on the Record Date, the Corporation will cause the Exchange Agent to disburse to such holders a cash payment in an amount equal to the product obtained by multiplying (i) the closing sales price of the Corporation’s Common Stock on the day of the Effective Time as reported on The Nasdaq Global Market by (ii) the number of shares of the Corporation’s Common Stock held by a holder that would otherwise have been exchanged for a fractional share interest, as determined by the board.

Each stockholder’s percentage ownership in the Company and proportional voting power remains unchanged after the reverse stock split, except for minor changes and adjustments resulting from the treatment of fractional shares.

In connection with the reverse stock split, the number of authorized shares of the Company’s capital stock was reduced accordingly by a ratio of one-for-ten.  Trading of HSW International’s Common Stock on The Nasdaq Global Market will begin on a split-adjusted basis at the open of trading on February 17, 2010.  For the 20-business day period following implementation of the reverse split, the company's ticker symbol will be "HSWID" to reflect the post-split price.  Following that period, the ticker symbol will revert to "HSWI."  The new CUSIP number for the Company’s Common Stock is 40431N203.

The Company issued a press release on February 16, 2010 announcing the reverse stock split.  A copy of that press release is attached as an exhibit to this report.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:  Statements in this Current Report that are not historical facts are “forward-looking statements” under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  The potential risks and uncertainties address a variety of subjects including, for example: the continued listing of HSW International's securities on The Nasdaq Global Market; challenges inherent in developing an online business in foreign countries, notably China and Brazil, including obtaining regulatory approvals and adjusting to changing political and economic policies;

governmental laws and regulations, including unclear and changing laws and regulations related to the internet sector in foreign countries, especially China; general industry conditions and competition; general economic conditions, such as interest rate and currency exchange rate fluctuations; and restrictions on certain intellectual property under agreements with third parties.  For a more detailed discussion of such risks and uncertainties, refer to HSW International’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.  These risks and uncertainties could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and therefore should be carefully considered.  The forward-looking statements contained herein are made as of the date of this Current Report, and HSW International assumes no obligation to update any forward-looking statements after the date hereof, except as required by law.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure provided under Item 3.03 above is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.1.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of HSW International, Inc.

99.1	Press Release of HSW International, Inc. dated February 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSW International, Inc.

Date: February 16, 2010	By:	/s/ Bradley T. Zimmer
Name: Bradley T. Zimmer
Title: Executive Vice President & General Counsel